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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                    FORM 8-A




                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            Allied First Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)



           Maryland                                         Applied For
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(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)


387 Shuman Boulevard, Suite 120W, Naperville, Illinois        60563
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(Address of principal executive offices)                       (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act.

                                      None
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                                (Title of Class)


       Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock par value $.01 per share
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                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered.
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For a description of the Registrant's securities, reference is made to
"Description of Capital Stock of Allied First Bancorp, Inc.," "Our Policy Regarding Dividends," and "Market for the Common Stock" in the Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 (Registration Number 333-69570) dated November 2, 2001 which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of Allied First Bancorp, Inc." in the Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 referenced above.


Item 2.  Exhibits.
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          1.   Pre-Effective Amendment No. One to the Registration Statement on
               Form SB-2 (Registration Number 333-69570) dated November 2, 2001 is hereby incorporated by reference.

          2. Articles of Incorporation for Allied First Bancorp, Inc., filed as Exhibit 3.1 to the Registration Statement on Form SB-2 (Registration Number 333-69570) dated September 18, 2001 is hereby incorporated by reference.

          3. Bylaws of Allied First Bancorp, Inc., filed as Exhibit 3.2 to Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 (Registration Number 333-69570) dated September 18, 2001 is hereby incorporated by reference.

          4. Specimen Stock Certificate, filed as Exhibit 4 to Registration Statement on Form SB-2 (Registration Number 333-69570) dated September 18, 2001 is hereby incorporated by reference.




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           Allied First Bancorp,INC.




Date: November 8, 2001                     By:/s/  Kenneth Bertrand
                                           -----------------------------
                                           Kenneth Bertrand, President